Exhibit 99.1

Sterling Financial Corporation of Spokane, Wash. Announces Lifting of Regulatory Order

Follows Recently Completed Steps to Strengthen Bank

SPOKANE, Wash.--(BUSINESS WIRE)--September 27, 2010--Sterling Financial Corporation (NASDAQ:STSA) (“Sterling”), the bank holding company of Sterling Savings Bank, today announced that its regulators – the Federal Deposit Insurance Corporation (“FDIC”) and Washington Department of Financial Institutions – have terminated a cease and desist order put in place in October 2009 with Sterling Savings Bank.

"Today’s announcement provides a clear indication of the progress of Sterling Savings Bank’s recovery, following the completion in August of a $730-million recapitalization effort, as well as improvement in our operating results,” said Greg Seibly, president and CEO of Sterling Financial Corporation.

The lifting of the cease and desist order reflects Sterling Savings Bank’s significantly strengthened balance sheet and capital position, which exceeded the regulatory requirements outlined in the order. In addition, it reflects the progress made by Sterling Savings Bank’s board of directors and management to reduce the proportion of its loans and other assets classified as non-performing as well as measures taken by the Bank to realign its credit practices going forward.

“This regulatory recognition of our progress marks another important milestone in Sterling Savings Bank’s recovery efforts. Going forward, Sterling anticipates maintaining a Tier 1 capital ratio above 8 percent, which surpasses the current “well-capitalized” standard for banks and the proposed Basel III global banking standards,” said Seibly.

About Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Wash., is the bank holding company for Sterling Savings Bank, a state-chartered and federally insured commercial bank. Sterling offers banking products and services, mortgage lending, construction financing and investment products to individuals, small businesses, commercial organizations and corporations. As of June 30, 2010, Sterling Financial Corporation had assets of $9.74 billion and operated 178 depository branches throughout Washington, Oregon, Idaho, Montana and California. For additional information, please visit Sterling’s website at www.sterlingfinancialcorporation-spokane.com.

Sterling Savings Bank ranked “Highest Customer Satisfaction with Retail Banking in the Northwest Region” in the J.D. Power and Associates 2010 Retail Banking Satisfaction Study.℠ Sterling Savings Bank received the highest numerical score among retail banks in the Northwest region in the proprietary J.D. Power and Associates 2010 Retail Banking Satisfaction Study℠. The study was based on 47,673 total responses measuring 6 providers in the Northwest Region (OR, WA) and measures opinions of consumers with their primary banking provider. Proprietary study results are based on experiences and perceptions of consumers surveyed in January 2010. Your experiences may vary. Visit jdpower.com.

Forward-Looking Statements

This release contains forward-looking statements that are not historical facts and that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions, including those relating to Sterling’s ability to maintain well-capitalized regulatory ratios under applicable guidelines and Sterling’s ability to become a premier community banking franchise in the Pacific Northwest and execute on its strategies, and other statements contained in this release that are not historical facts and pertain to Sterling’s future operating results. When used in this release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond Sterling’s control. These include but are not limited to: the possibility of continued adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; changes in laws, regulations and the competitive environment; and Sterling’s ability to comply with regulatory actions. Other factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements may be found under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Sterling’s Annual Report on Form 10-K, as updated periodically in Sterling’s filings with the Securities and Exchange Commission. Unless legally required, Sterling disclaims any obligation to update any forward-looking statements.

CONTACT:
Sterling Financial Corporation
Investor Contacts:
Daniel G. Byrne, EVP/Chief Financial Officer, 509-458-3711
or
David Brukardt, EVP/Investor & Corporate Relations, 509-863-5423
or
Media Contact:
Cara Coon, VP/Communications and Public Affairs Director, 509-626-5348